CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 333-102943) of Munder Series Trust, and to the incorporation by reference of our reports dated August 23, 2010 on Munder Asset Allocation Fund – Balanced, Munder Bond Fund, Munder Energy Fund, Munder Index 500 Fund, Munder International Equity Fund, Munder International Fund – Core Equity, Munder International Small-Cap Fund, Munder Large-Cap Growth Fund, Munder Large-Cap Value Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund, Munder Small-Cap Value Fund, Munder Tax-Free Short & Intermediate Bond Fund, and Munder Growth Opportunities Fund (the Funds constituting Munder Series Trust) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2010.

/s/  ERNST & YOUNG LLP

Boston, Massachusetts
October 25, 2010